UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.          )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AGILENT TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5301 Stevens Creek Boulevard
Santa Clara, California 95051
(408) 553-2424

Supplement to Proxy Statement for the Annual Meeting of Stockholders

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Agilent Technologies, Inc. (the “Company”), filed with the Securities and Exchange Commission on February 6, 2020, as supplemented on March 4, 2020 and March 17, 2020, furnished to stockholders of the Company in connection with the annual meeting of stockholders originally scheduled on March 18, 2020 and adjourned until Friday, April 17, 2020 at 8:00 a.m., Pacific Time. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about March 30, 2020.

This Notice should be read in conjunction with the Proxy Statement. Except as specifically amended or supplemented by the information contained herein, all information set forth in the Proxy Statement and proxy card remain accurate and should be considered in voting your shares.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE RECONVENED ON APRIL 17, 2020

To the Stockholders of AGILENT TECHNOLOGIES, INC.:

In light of the public policy response to the outbreak of COVID-19, NOTICE IS HEREBY GIVEN that the location of the reconvened Annual Meeting of Stockholders of Agilent Technologies, Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting is adjourned until Friday, April 17, 2020 at 8:00 a.m., Pacific Time. In order to support the health and well-being of all our stakeholders and comply with federal, state and local restrictions on gatherings and movement, the reconvened Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on January 22, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee.

Registered holders, and beneficial stockholders who register for the Annual Meeting in advance, will be able to participate in the meeting, vote, and submit questions during the meeting via live webcast by visiting www.meetingcenter.io/245911113. The password for the meeting is A2020. You may participate in and vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Stockholder of Record

If you are a registered holder, a 15-digit secure control number that will allow you to attend the Annual Meeting electronically can be found on your proxy card or notice you previously received.

Beneficial Owner

If you hold your shares in the name of a broker, bank or other holder of record, you may either: (i) vote in advance of the Annual Meeting by contacting your broker and attend the virtual meeting as a guest; or (ii) register to attend the virtual meeting as a stockholder in advance (allowing you to both vote and ask questions during the meeting). To register to attend the Annual Meeting online, you must submit proof of your proxy power (legal proxy) reflecting your holdings in the Company along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 14, 2020. You will receive a confirmation of your registration by email after Computershare receives your registration materials. Requests for registration should be directed to Computershare at the following:

By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

By mail: Computershare, Agilent Technologies, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

The Proxy Statement to all stockholders is available at www.edocumentview.com/agilent.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in advance of the Annual Meeting.

By Order of the Board of Directors,

MICHAEL TANG
Senior Vice President, General Counsel and Secretary

March 30, 2020